
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                     267,595,299
<SECURITIES>                                         0
<RECEIVABLES>                                4,829,466<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             283,588,918<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               283,588,918<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            15,397,489<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            22,764,138
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (7,366,649)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (7,366,649)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (7,366,649)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $3,927,284 and interest receivable of $902,182.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $12,647,582 and net option premiums of $(1,483,429).
<F3>Liabilities include redemptions payable of $1,570,058,
accrued brokerage fees of $1,699,097 and accrued management fees of $937,433.
<F4>Total revenues include realized trading revenue of $14,704,626, net change in unrealized of $(6,261,686) and interest income of $6,954,549.

